UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 2, 2025

Welsbach Technology Metals Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41183	87-1006702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4422 N. Ravenswood Ave #1025

Chicago, Illinois 60640

(Address and zip code of principal executive offices)

(251) 280-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Business Combination Special Meeting

On September 2, 2025, the Company held a special meeting of its stockholders (the “Business Combination Special Meeting”). On July 23, 2025, the record date for the Business Combination Special Meeting, there were 2,848,663 shares of common stock of the Company entitled to be voted at the Business Combination Special Meeting, approximately 2,119,136 of which were represented in person or by proxy at the Business Combination Special Meeting.

The proposals voted on at the Business Combination Special Meeting (other than the Merger Agreement Proposal and the Adjournment Proposal, each as defined below) were previously approved at the June 26, 2025 special meeting of stockholders. Such proposals were resubmitted to stockholders to confirm their approval in light of the changes to the business combination that occurred following the June special meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Business Combination Special Meeting are as follows:

1. Merger Agreement Proposal

The stockholders approved the proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of November 6, 2024, as amended by the Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of November 11, 2024, as amended by the Amendment No. 2 to Amended and Restated Agreement and Plan of Merger, dated February 10, 2025, as amended by the Amendment No. 3 to Amended and Restated Agreement and Plan of Merger, dated March 31, 2025, as amended by the Amendment No. 4 to Amended and Restated Agreement and Plan of Merger, dated June 11, 2025, and as amended by the Amendment No. 5 to Amended and Restated Agreement and Plan of Merger, dated July 21, 2025 (as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, WTMA Merger Subsidiary LLC (“Merger Sub”) and Evolution Metals LLC (“EM”), and the transactions contemplated thereby (the “Business Combination”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into EM, with EM surviving the Merger as a wholly owned subsidiary of the Company, which is expected to change its name to Evolution Metals & Technologies Corp (“New EM”) upon consummation of the Business Combination, in accordance with the terms and subject to the conditions of the Merger Agreement (the “Merger Agreement Proposal”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,199,064	0	72	N/A

2. Organizational Documents Proposal

The stockholders confirmed their approval of the proposal to approve and adopt the proposed Second Amended and Restated Certificate of Incorporation of New EM (the “Proposed Charter”) and proposed Amended and Restated Bylaws of New EM (the “Proposed Bylaws”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,199,064	0	72	N/A

3A. Advisory Governance Proposal A

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Company’s amended and restated certificate of incorporation (the “Existing Charter”) to change the authorized capital stock of the Company from (i) 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock of the Company and (b) 1,000,000 shares of preferred stock of the Company under the Existing Charter to (ii) 1,501,000,000 shares, consisting of (a) 1,500,000,000 shares of common stock of New EM (“New EM Common Stock”) and (b) 1,000,000 shares of New EM preferred stock under the Proposed Charter. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,199,064	0	72	N/A

3B. Advisory Governance Proposal B

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Company’s amended and restated bylaws (“Existing Bylaws”) to provide for a board of directors consisting of three classes of directors, with only one class of directors being elected each year and each class serving a three-year term. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,199,064	0	72	N/A

3C. Advisory Governance Proposal C

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Existing Bylaws to provide that any vacancies on the New EM board of directors, or new directorships, may be filled exclusively by the affirmative vote of a majority of the directors then in office, not the New EM stockholders. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,199,064	0	72	N/A

3D. Advisory Governance Proposal D

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Existing Bylaws to provide that special meetings of the stockholders may be called by the New EM board of directors, the chairperson of the New EM board of directors, the executive chairman of the New EM board of directors, the chief executive officer or president, and shall not be called by any other person or persons. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,198,964	0	172	N/A

3E. Advisory Governance Proposal E

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Existing Charter to require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock entitled to vote to amend: provisions relating to the Board’s power to make, alter, amend, change, add to or repeal the Proposed Bylaws; the provisions related to New EM Common Stock; the provisions relating to forum selection; the provisions regarding removal of directors; the indemnification provisions; the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and the amendment provision requiring that the above provisions be amended only with a two-thirds (66 and 2/3%) supermajority vote. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,198,964	0	172	N/A

3F. Advisory Governance Proposal F

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Existing Bylaws to require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock entitled to vote to adopt, amend or repeal the Proposed Bylaws. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,198,964	0	172	N/A

3G. Advisory Governance Proposal G

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Existing Bylaws to require stockholders to meet certain notice and information requirements in order for a stockholder to make any nomination of a person or persons for election to the New EM board of directors at an annual meeting or for business to be properly brought at an annual meeting by a stockholder. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,198,964	0	172	N/A

3H. Advisory Governance Proposal H

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Existing Charter to provide that, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,198,964	0	172	N/A

3I. Advisory Governance Proposal I

The stockholders confirmed their approval of the proposal to approve, on a non-binding advisory basis, an amendment to the Existing Bylaws to require, for the election of persons nominated for director in an uncontested election, the affirmative vote of a majority of the votes cast in such election, and for the election of persons nominated for director in a contested election, the affirmative vote of a plurality of the votes cast in such election. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,198,964	0	172	N/A

4. Stock Issuance Proposal

The stockholders confirmed their approval of the proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of 799,220,885 shares of New EM Common Stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,199,064	0	72	N/A

5. New EM Equity Incentive Plan Proposal

The stockholders confirmed their approval of the proposal to approve and adopt the Evolution Metals & Technologies Corp. 2025 Equity Incentive Plan. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,198,964	0	172	N/A

The Adjournment Proposal (as defined in the Company’s proxy statement/prospectus included as part of the Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2024, as amended), which had been previously voted on by proxy, was not presented to stockholders at the Business Combination Special Meeting.

Item 7.01. Regulation FD Disclosure.

On September 5, 2025, WTMA issued a press release announcing the successful approval of the Business Combination at the Business Combination Special Meeting. In addition, WTMA announced in the press release that WTMA is extending the deadline for its stockholders to withdraw and reverse any previously delivered demand for redemption made in connection with the Business Combination Special Meeting until WTMA determines not to accept reversals of redemption instructions. A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any of WTMA’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 8.01. Other Events.

In connection with the Business Combination Special Meeting, the holders of 484,751 shares of the Company’s common stock properly exercised, and as of September 2, 2025 have not reversed, their right to redeem their shares for cash at a redemption price of approximately $11.31 per share. Accordingly, in connection with the Business Combination Special Meeting, the aggregate redemption amount was $5.48 million, which would leave approximately $0.90 million in the trust account after giving effect to the redemptions in connection with the Business Combination Special Meeting. The Company extended the deadline for its stockholders to withdraw and reverse any previously delivered demand for redemption made in connection with the Business Combination Special Meeting until the Company determines not to accept reversals of redemption instructions. If a stockholder has previously submitted a request to redeem its shares in connection with the Business Combination Special Meeting and would like to reverse such request, such stockholder may contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, at spacredemptions@continentalstock.com.

The Company has determined that it will not utilize any funds from its trust account to pay any potential excise taxes that may become due upon a redemption of the Company’s public shares in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

The Company has also determined that it will not utilize any funds from its trust account to pay any dissolution expenses in connection with the liquidation of the trust account and of the Company if it does not effect a business combination prior to its termination date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
99.1	Press Release of Welsbach Technology Metals Acquisition Corp., dated as of September 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2025

Welsbach Technology Metals Acquisition Corp.

By:	/s/ Christopher Clower
Name:	Christopher Clower
Title:	Chief Operating Officer